Exhibit 99.1

EXELON CORPORATION

10 SOUTH DEARBORN STREET

P.O. BOX 805398 CHICAGO, IL 60680

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 16, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 16, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M31861-P08503-Z54940 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

EXELON CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors For Against Abstain

Nominees:

1. The Share issuance Proposal a Proposal to approve the issuance of Exelon Corporation Common Stock, without par value, to Constellation Energy Group, Inc. stockholders in connection with the merger contemplated by the merger agreement.

2. The Adjournment Proposal a Proposal to adjourn the special meeting of the shareholders of Extern, if necessary, to solicit additional proxies of there are not sufficient votes to approve the proposal above.

For Against Abstain

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET

To attend the Special meeting please detach and bring this ticket along with a valid photo ID and present them at the Shareholder Registration Table upon arrival. This ticket is not transferable.

No cameras, recording equipment, electronic devices, large bags, backpacks, briefcases or packages will be permitted in the meeting room or adjacent areas. All items will be subject to search.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

Exelon’s Joint Proxy Statement / Prospectus is available online at www.proxyvote.com. The electronic document has been prepared to offer easy viewing and is completely searchable. The website will allow you to view the materials as you vote the shares. We believe that you will find this method of viewing Exelon’s information and voting the shares more convenient.

We encourage you to vote the shares at www.proxyvote.com and then register for the electronic delivery of Exelon’s proxy materials for 2012 and beyond.

The printing, delivery, processing, and mailing of paper materials is a costly and energy intensive process. By registering for electronic delivery now, you will assist Exelon in its commitment to conserve our resources and protect our environment.

IF YOU WISH TO ATTEND THE SPECIAL MEETING, DETACH AND BRING THIS ADMISSION TICKET ALONG WITH A PHOTO ID

M31862-P08503-Z54940

EXELON CORPORATION

SPECIAL

This proxy is solicited on behalf of the Board of Directors

for the Special Meeting of Shareholders to be held

on November 17, 2011 at 9:00 a.m. Central time at

Exelon Corporation Headquarters,

10 South Dearborn Street, Chicago, Illinois

[ ]

DARRYL M. BRADFORD and BRUCE G. WILSON, or either of them with power of substitution, are hereby appointed to vote as specified all shares of common stock which the shareholder(s) named on this proxy card is/are entitled to vote at the Special meeting described above or at any adjournment thereof, and in their sole discretion to vote upon all other matters that may be properly brought before the annual meeting. If this proxy card is signed and dated, but no votes are indicated, it will be voted as recommended by the Board of Directors.

If the undersigned is a participant in the Exelon 401(k) Employee Savings Plan, voting instructions with respect to such plan shares may be provided by completing and returning this proxy card or by use of the telephone or Internet service described in the Joint Proxy Statement/Prospectus. The plan will vote the shares in the undersigned’s account in accordance with the instructions provided. The instructions by proxy card, telephone or Internet must be provided by 11:59 p.m., Eastern Time, on November 16, 2011. If the instructions are not timely provided, the plan trustee will vote the shares in the same proportion as the shares for which timely instructions were received, unless to do so would be inconsistent with the Employee Retirement Income Security Act of 1974, as amended.

Continued and to be signed on reverse side